Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

Third Quarter 2022 Results

Third Quarter 2022 Results

•Net Income Attributable to Common Stockholders of $0.87 Per Diluted Share for Third Quarter 2022 Compared to $0.76 Per Diluted Share for Third Quarter 2021
•Funds from Operations of $1.77 Per Share for Third Quarter 2022 Compared to $1.55 Per Share for Third Quarter 2021, an Increase of 14.2%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 8.7% on a Cash Basis and 6.6% on a Straight-Line Basis for Third Quarter 2022 Compared to the Same Period in 2021
•Operating Portfolio was 99.0% Leased and 98.5% Occupied as of September 30, 2022; Average Occupancy of Operating Portfolio was 98.3% for Third Quarter 2022
•Rental Rates on New and Renewal Leases Increased an Average of 39.4% on a Straight-Line Basis
•Acquired 299,000 Square Feet of Value-Add Properties for Approximately $21 Million
•Acquired 108.5 Acres of Development Land for Approximately $23 Million
•Started Construction of Four Development Projects Containing 842,000 Square Feet with Projected Total Costs of Approximately $108 Million
•Transferred Six Development Projects Totaling 817,000 Square Feet to the Operating Portfolio, Which Are Collectively 94% Leased
•Development and Value-Add Program Consisted of 27 Projects in 14 Cities (4.9 Million Square Feet) at September 30, 2022 with a Projected Total Investment of Approximately $601 Million
•Declared 171st Consecutive Quarterly Cash Dividend: Increased the Dividend by $0.15 Per Share (13.6%) to $1.25 Per Share
•Closed $125 Million of Senior Unsecured Term Loans During the Quarter with a Weighted Average Effective Fixed Interest Rate of 4.04%
•Agreed to Terms on $150 Million of Unsecured Debt During the Quarter: $75 Million has an 11-Year Term and a Fixed Interest Rate of 4.90% and $75 Million has a 12-Year Term and a Fixed Interest Rate of 4.95%

JACKSON, MISSISSIPPI, October 25, 2022 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three and nine months ended September 30, 2022.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our team continues delivering solid, consistent quarterly results as evidenced by over 14% growth in FFO per share. The day-to-day industrial market remains strong as evidenced by a number of metrics such as our percent leased, percent occupied, quarterly releasing spreads and same store net operating income growth. And while we’re proud of these operational results, we are mindful of the global economic unease. As a result, we’re being very judicious with capital allocation and incremental risk. This type of economic climate is one of the primary reasons we’ve brought our overall leverage and floating rate debt ratios down the past few years. And longer term, I remain bullish on the continued growth prospects for our shallow bay, last mile Sunbelt market portfolio.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EARNINGS PER SHARE

Three Months Ended September 30, 2022
On a diluted per share basis, earnings per common share (“EPS”) were $0.87 for the three months ended September 30, 2022, compared to $0.76 for the same period of 2021. The Company’s property net operating income (“PNOI”) increased by $15,660,000 ($0.36 per share) for the three months ended September 30, 2022, as compared to the same period of 2021. Depreciation and amortization expense increased by $7,014,000 ($0.16 per share) during the three months ended September 30, 2022, as compared to the same period of 2021.

Nine Months Ended September 30, 2022
Diluted EPS for the nine months ended September 30, 2022 were $3.48 compared to $2.13 for the same period of 2021. PNOI increased by $42,019,000 ($0.99 per share) for the nine months ended September 30, 2022, as compared to the same period of 2021. EastGroup recognized gains on sales of real estate investments of $40,999,000 ($0.97 per share) during the nine months ended September 30, 2022; there were no sales during the same period of 2021. Depreciation and amortization expense increased by $19,154,000 ($0.45 per share) during the nine months ended September 30, 2022, as compared to the same period of 2021.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended September 30, 2022
For the three months ended September 30, 2022, funds from operations attributable to common stockholders (“FFO”) were $1.77 per share compared to $1.55 per share during the same period of 2021, an increase of 14.2%.

PNOI increased by $15,660,000, or 20.8%, during the three months ended September 30, 2022, compared to the same period of 2021. PNOI increased $7,139,000 from newly developed and value-add properties, $5,186,000 from 2021 and 2022 acquisitions, and $4,349,000 from same property operations (based on the same property pool); PNOI decreased $867,000 from operating properties sold in 2021 and 2022.

Same PNOI Excluding Income from Lease Terminations increased 6.6% on a straight-line basis for the three months ended September 30, 2022, compared to the same period of 2021; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 8.7%.

On a straight-line basis, rental rates on new and renewal leases (4.6% of total square footage) increased an average of 39.4% during the three months ended September 30, 2022.

Nine Months Ended September 30, 2022
FFO for the nine months ended September 30, 2022, was $5.18 per share compared to $4.47 per share during the same period of 2021, an increase of 15.9%.

PNOI increased by $42,019,000, or 19.3%, during the nine months ended September 30, 2022, compared to the same period of 2021. PNOI increased $18,916,000 from newly developed and value-add properties, $15,142,000 from same property operations (based on the same property pool), and $10,696,000 from 2021 and 2022 acquisitions; PNOI decreased $2,348,000 from operating properties sold in 2021 and 2022.

Same PNOI Excluding Income from Lease Terminations increased 7.2% on a straight-line basis for the nine months ended September 30, 2022, compared to the same period of 2021; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 8.9%.

On a straight-line basis, rental rates on new and renewal leases (14.4% of total square footage) increased an average of 36.4% during the nine months ended September 30, 2022.

The same property pool for the three and nine months ended September 30, 2022 includes properties which were included in the operating portfolio for the entire period from January 1, 2021 through September 30, 2022; this pool is comprised of properties containing 43,349,000 square feet.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

FFO, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND DISPOSITIONS

In July 2022, EastGroup acquired Access Point 3, a recently constructed 299,000 square foot building, for $21,127,000. The property is located in the I-385 South submarket in Greenville, South Carolina, adjacent to the Company’s Access Point 1 and 2 properties, which are 100% leased. Access Point 3 is 50% leased as of October 24, 2022, and is currently in the lease-up phase of the development and value-add portfolio.

Also during the three months ended September 30, 2022, the Company closed on the acquisition of development land in four different markets:
•Eisenhauer Point 10-12 Land – 17.8 acres of land in San Antonio, acquired for $4,894,000 that will accommodate the future development of three buildings containing approximately 225,000 square feet. This land is adjacent to the Company’s existing Eisenhauer Point development, which consists of 958,000 square feet and is 100% leased as of October 24, 2022.

•Hillside 4 Land – 33.2 acres of land in Greenville, acquired for $1,280,000 that will accommodate the future development of one building containing approximately 200,000 square feet. This site is located near 58.7 acres that EastGroup acquired in 2021 and began developing in the first quarter of 2022.

•Braselton 3 Land – 13.1 acres of land in Atlanta, acquired for $1,425,000 that will accommodate the future development of one building containing approximately 115,000 square feet. This land is located next to 43.0 acres acquired by the Company in the second quarter of 2022, known as Braselton 1 & 2 Land. V

•Heritage Grove Land – 44.4 acres of land in Austin, acquired for $15,295,000 that will accommodate the future development of seven buildings totaling approximately 550,000 square feet. This land is located within the Round Rock submarket of Austin where the Company owns other properties totaling 553,500 square feet, which are 100% leased as of October 24, 2022.

In October, subsequent to quarter-end, EastGroup acquired 60.9 acres of development land in Atlanta for approximately $5,600,000. The Company has future plans to construct five buildings totaling approximately 750,000 square feet.

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the third quarter of 2022, EastGroup began construction of four new development projects in Austin, Dallas, Atlanta, and Fort Myers. The buildings will contain a total of 842,000 square feet and have projected total costs of $108,100,000.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The development projects started during the first nine months of 2022 are detailed in the table below:

Development Projects Started in 2022	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

World Houston 47	Houston, TX	139,000	12/2022	$19,100
Horizon West 4	Orlando, FL	295,000	01/2023	28,700
SunCoast 11	Fort Myers, FL	79,000	01/2023	9,900
Arlington Tech 3	Fort Worth, TX	77,000	12/2023	10,300
Hillside 1	Greenville, SC	122,000	12/2023	11,600
Gateway 2	Miami, FL	133,000	02/2024	23,700
Horizon West 1	Orlando, FL	97,000	03/2024	13,200
Steele Creek 11 & 12	Charlotte, NC	241,000	04/2024	24,900
Springwood 1 & 2	Houston, TX	292,000	05/2024	33,300
Stonefield 35 1-3	Austin, TX	274,000	06/2024	35,300
SunCoast 10	Fort Myers, FL	100,000	06/2024	13,600
McKinney 1 & 2	Dallas, TX	172,000	08/2024	27,300
Cass White 1 & 2	Atlanta, GA	296,000	10/2024	31,900
Total Development Projects Started		2,317,000		$282,800

At September 30, 2022, EastGroup’s development and value-add program consisted of 27 projects (4,934,000 square feet) in 14 cities. The projects, which were collectively 48% leased as of October 24, 2022, have a projected total cost of $600,800,000, of which $191,783,000 remained to be funded as of September 30, 2022.

During the third quarter of 2022, EastGroup transferred six projects to the operating portfolio (at the earlier of 90% occupancy or one year after completion). The projects, which are located in Charlotte, Miami, Orlando, Dallas, San Antonio, and El Paso, contain 817,000 square feet and were collectively 94% leased as of October 24, 2022.

The development and value-add properties transferred to the operating portfolio during the first nine months of 2022 are detailed in the table below:

Development and Value-Add Properties Transferred to the Operating Portfolio in 2022	Location	Size	Conversion Date	Cumulative Cost as of 9/30/22	Percent Leased as of 10/24/22
		(Square feet)		(In thousands)

Access Point 1 (1)	Greenville, SC	156,000	01/2022	$13,018	100%
Speed Distribution Center	San Diego, CA	519,000	03/2022	72,427	100%
Access Point 2 (1)	Greenville, SC	159,000	05/2022	12,329	100%
Grand Oaks 75 3	Tampa, FL	136,000	06/2022	11,641	100%
Siempre Viva 3-6 (1)	San Diego, CA	547,000	06/2022	133,795	100%
Steele Creek 8	Charlotte, NC	72,000	07/2022	8,463	100%
CreekView 9 & 10	Dallas, TX	145,000	08/2022	15,975	100%
Gateway 3	Miami, FL	133,000	08/2022	18,558	100%
Ridgeview 3	San Antonio, TX	88,000	08/2022	9,430	100%
Americas Ten 2	El Paso, TX	169,000	09/2022	14,406	100%
Horizon West 2 & 3	Orlando, FL	210,000	09/2022	18,801	76%
Total Projects Transferred		2,334,000		$328,843	98%

Projected Stabilized Yield (2)	6.6%

(1) Represents value-add acquisitions.
(2) Weighted average yield based on projected stabilized annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

Subsequent to quarter-end, EastGroup began construction Basswood 3-5 in Fort Worth, which will contain 351,000 square feet and has a projected total cost of $45,000,000.

DIVIDENDS

EastGroup declared a cash dividend of $1.25 per share in the third quarter of 2022, which represented a 13.6% increase over the previous quarter’s dividend. The third quarter dividend, which was paid on October 14, 2022, was the Company’s 171st consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 30 consecutive years and has increased it 27 years over that period, including increases in each of the last 11 years.  The annualized dividend rate of $5.00 per share yielded 3.5% on the closing stock price of $144.24 on October 24, 2022.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 21.3% at September 30, 2022.  The Company’s interest and fixed charge coverage ratio was 8.89x and 9.18x for the three and nine months ended September 30, 2022, respectively. The Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 4.88x and 5.16x for the three and nine months ended September 30, 2022, respectively. EBITDAre is a non-GAAP financial measure defined under Definitions later in this release. A reconciliation of Net Income to EBITDAre is presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

During the third quarter, EastGroup issued and sold 6,368 shares of common stock under its continuous common equity offering program at an average price of $179.18 per share, providing aggregate net proceeds to the Company of approximately $1,010,000. During the nine months ended September 30, 2022, EastGroup issued and sold 391,906 shares of common stock under the continuous common equity offering program at an average price of $194.28 per share, providing aggregate net proceeds to the Company of approximately $75,189,000. EastGroup also issued 1,868,809 shares of the Company’s common stock in connection with the acquisition of real estate during the nine months ended September 30, 2022.

In August 2022, the Company closed a $125,000,000 senior unsecured term loan with interest only payments, bearing interest at the annual rate of SOFR plus an applicable margin based on the Company’s senior unsecured long-term debt rating and consolidated leverage ratio. The loan has a $75,000,000 tranche with a five-year term and a $50,000,000 tranche with a two-year term. The Company also entered into interest rate swap agreements to convert the loan’s SOFR rate component to a fixed interest rate for the entire term of the loan, providing a total effective fixed interest rate of 4.00% and 4.09% on the $75,000,000 and $50,000,000 tranches, respectively.

As previously announced, the Company and a group of lenders agreed to terms on the private placement of two senior unsecured notes totaling $150,000,000. One note for $75,000,000 has an 11-year term and an interest rate of 4.90% with semi-annual interest-only payments. The other $75,000,000 note has a 12-year term and an interest rate of 4.95% with semi-annual interest-only payments. The notes, dated August 16, 2022, were issued and sold on October 12, 2022. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

OUTLOOK FOR 2022

We now estimate that EastGroup’s EPS for 2022 will be in the range of $4.25 to $4.29.  Our estimated FFO per share attributable to common stockholders for 2022 is now estimated to be in the range of $6.91 to $6.95. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. We assume no obligation to update publicly any forward-looking statements, including our outlook for 2022, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

	Low Range		High Range
	Q4 2022	Y/E 2022	Q4 2022	Y/E 2022
	(In thousands, except per share data)

Net income attributable to common stockholders	$34,039	181,550	35,747	183,258
Depreciation and amortization	41,207	154,365	41,207	154,365
Gain on sales of real estate investments	—	(40,999)	—	(40,999)
Funds from operations attributable to common stockholders	$75,246	294,916	76,954	296,624

Diluted shares	43,586	42,710	43,586	42,710
Per share data (diluted):
Net income attributable to common stockholders	$0.78	4.25	0.82	4.29
Funds from operations attributable to common stockholders	1.73	6.91	1.77	6.95

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2022	July Earnings Release Guidance for Year 2022	Actual for Year 2021
FFO per share	$6.91 - $6.95	$6.84 - $6.96	$6.09
FFO per share increase over prior year	13.8%	13.3%	13.2%
Same PNOI growth: cash basis(1)	8.3% -9.3%(2)	8.0% -9.0%(2)	5.7%
Average month-end occupancy - operating portfolio	97.5% - 98.5%	97.3% - 98.3%	97.1%
Lease termination fee income	$2.5 million	$2.5 million	$1.4 million
Recoveries (reserves) of uncollectible rent	($500,000)	($675,000)	$475,000
Development starts:
Square feet	3.1 million	3.2 million	2.8 million
Projected total investment	$375 million	$350 million	$341 million
Value-add property acquisitions (Projected total investment)	$125 million	$125 million	$178 million
Operating property acquisitions	$380 million	$360 million	$108 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$70 million	$70 million	$45 million
Unsecured debt closing in period	$525 million at 3.82% weighted average interest rate	$525 million at 3.82% weighted average interest rate	$175 million at 2.40% weighted average interest rate
Common stock issuances	$75 million	$75 million	$274 million
General and administrative expense	$17.0 million	$16.9 million	$15.7 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.
(2) Includes properties which have been in the operating portfolio since 1/1/21 and are projected to be in the operating portfolio through 12/31/22; includes 43,273,000 square feet.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”) and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. This ratio provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter, review the Company’s current operations, and present its updated earnings outlook for 2022 on Wednesday, October 26, 2022, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-888-346-0688 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, November 2, 2022.  The telephone replay can be accessed by dialing 1-877-344-7529 (access code 9532337), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a member of the S&P Mid-Cap 400 and Russell 1000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 15,000 to 70,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 56.0 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

The Company announces information about the Company and its business to investors and the public using the Company's website (eastgroup.net), including the investor relations website (investor.eastgroup.net), filings with the Securities and Exchange Commission, press releases, public conference calls, and webcasts. The Company also uses social media to communicate with its investors and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information that it posts on the social media channels, including Facebook (facebook.com/eastgroupproperties), Twitter (twitter.com/eastgroupprop), and LinkedIn (linkedin.com/company/eastgroup-properties-inc). The list of social media channels that the company uses may be updated on its investor relations website from time to time. The information contained on, or that may be accessed through, our website or any of our social media channels is not incorporated by reference into, and is not a part of, this document.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” or “plans” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•disruption in supply and delivery chains;
•construction costs could increase as a result of inflation impacting the costs to develop properties;
•increase in interest rates and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the significant uncertainty as to the conditions under which current or potential tenants will be able to operate physical locations in the future;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws or REIT or corporate income tax laws, and potential increases in real property tax rates;
•our ability to maintain our qualification as a REIT;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•the discontinuation of London Interbank Offered Rate;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to attract and retain key personnel;
•risks related to the failure, inadequacy or interruption of our data security systems and processes;
•potentially catastrophic events such as acts of war, civil unrest and terrorism; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K and in its subsequent Quarterly Reports on Form 10-Q.
The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
REVENUES
Income from real estate operations	$125,570	104,584	357,020	302,063
Other revenue	88	13	165	40
	125,658	104,597	357,185	302,103
EXPENSES
Expenses from real estate operations	35,033	29,644	98,643	85,521
Depreciation and amortization	39,277	32,263	113,079	93,925
General and administrative	3,967	3,559	12,503	12,081
Indirect leasing costs	119	133	410	597
	78,396	65,599	224,635	192,124
OTHER INCOME (EXPENSE)
Interest expense	(9,771)	(8,416)	(26,851)	(24,873)
Gain on sales of real estate investments	—	—	40,999	—
Other	326	210	888	621
NET INCOME	37,817	30,792	147,586	85,727
Net income attributable to noncontrolling interest in joint ventures	(25)	(21)	(75)	(59)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	37,792	30,771	147,511	85,668
Other comprehensive income - interest rate swaps	17,157	1,325	39,826	8,276
TOTAL COMPREHENSIVE INCOME	$54,949	32,096	187,337	93,944

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.87	0.76	3.49	2.14
Weighted average shares outstanding	43,467	40,434	42,308	40,058
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.87	0.76	3.48	2.13
Weighted average shares outstanding	43,581	40,567	42,419	40,165

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$37,792	30,771	147,511	85,668
Depreciation and amortization	39,277	32,263	113,079	93,925
Company’s share of depreciation from unconsolidated investment	31	34	93	102
Depreciation and amortization from noncontrolling interest	(5)	—	(14)	—
Gain on sales of real estate investments	—	—	(40,999)	—
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$77,095	63,068	219,670	179,695

NET INCOME	$37,817	30,792	147,586	85,727
Interest expense (1)	9,771	8,416	26,851	24,873
Depreciation and amortization	39,277	32,263	113,079	93,925
Company’s share of depreciation from unconsolidated investment	31	34	93	102
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	86,896	71,505	287,609	204,627
Gain on sales of real estate investments	—	—	(40,999)	—
EBITDA FOR REAL ESTATE (“EBITDAre”)	$86,896	71,505	246,610	204,627

Debt	$1,697,728	1,336,615	1,697,728	1,336,615
Debt-to-EBITDAre ratio	4.88	4.67	5.16	4.90
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.87	0.76	3.48	2.13
FFO attributable to common stockholders	$1.77	1.55	5.18	4.47
Weighted average shares outstanding for EPS and FFO purposes	43,581	40,567	42,419	40,165

(1)  Net of capitalized interest of $3,572 and $2,292 for the three months ended September 30, 2022 and 2021, respectively; and $8,515 and $6,686 for the nine months ended September 30, 2022 and 2021, respectively.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

NET INCOME	$37,817	30,792	147,586	85,727
Gain on sales of real estate investments	—	—	(40,999)	—
Interest income	(36)	(2)	(42)	(6)
Other revenue	(88)	(13)	(165)	(40)
Indirect leasing costs	119	133	410	597
Depreciation and amortization	39,277	32,263	113,079	93,925
Company’s share of depreciation from unconsolidated investment	31	34	93	102
Interest expense (1)	9,771	8,416	26,851	24,873
General and administrative expense (2)	3,967	3,559	12,503	12,081
Noncontrolling interest in PNOI of consolidated joint ventures	(31)	(15)	(84)	(46)
PROPERTY NET OPERATING INCOME (“PNOI”)	90,827	75,167	259,232	217,213
PNOI from 2021 and 2022 acquisitions	(5,888)	(702)	(11,434)	(738)
PNOI from 2021 and 2022 development and value-add properties	(9,906)	(2,767)	(25,023)	(6,107)
PNOI from 2021 and 2022 operating property dispositions	—	(867)	(237)	(2,585)
Other PNOI	108	(39)	221	(166)
SAME PNOI (Straight-Line Basis)	75,141	70,792	222,759	207,617
Net lease termination fee income from same properties	(24)	(353)	(1,115)	(947)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)	75,117	70,439	221,644	206,670
Straight-line rent adjustments for same properties	(519)	(1,824)	(1,564)	(4,413)
Acquired leases - market rent adjustment amortization for same properties	(103)	(103)	(331)	(541)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)	$74,495	68,512	219,749	201,716

(1) Net of capitalized interest of $3,572 and $2,292 for the three months ended September 30, 2022 and 2021, respectively; and $8,515 and $6,686 for the nine months ended September 30, 2022 and 2021, respectively.

(2) Net of capitalized development costs of $2,388 and $2,031 for the three months ended September 30, 2022 and 2021, respectively; and $7,474 and $5,311 for the nine months ended September 30, 2022 and 2021, respectively.